Exhibit 10(a)

                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. letterhead




                                                    April 21, 1999



Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, FL  33716

               RE:    WRL Series Annuity Account
                      FILE NO. 33-49556


Gentlemen:

               We hereby consent to the use of our name under the caption "Legal Matters" in the Statements of Additional Information contained in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 (File No. 33-49556) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP


                                                By:    /S/ STEPHEN E. ROTH
                                                       -------------------------
                                                       Stephen E. Roth